UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 10, 2025

Blackbaud, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50600	11-2617163
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)
65 Fairchild Street, Charleston, South Carolina 29492
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (843) 216-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, $0.001 Par Value	BLKB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 10, 2025, Blackbaud, Inc. (the “Company”) entered into a First Amendment (the “First Amendment”) to the Amended and Restated Employment and Noncompetition Agreement between Michael P. Gianoni and the Company, dated as of September 20, 2022 (the “Agreement”), under which Mr. Gianoni serves as the President and Chief Executive Officer and the Vice Chairman of the Board of Directors of the Company. The First Amendment was effective on March 10, 2025. Except as amended by the First Amendment, the Agreement remains in full force and effect.
The First Amendment generally is intended to modify certain terms under the Agreement to conform to compensation practices that apply to other members of the executive leadership team of the Company. The following is a summary of the principal changes to the Agreement effected by the First Amendment and is qualified in its entirety by reference to the attached First Amendment:
•The First Amendment to the Agreement reflects that Mr. Gianoni’s annual performance bonus opportunity is an equity-based award (rather than cash), in the form of restricted stock units or shares of restricted stock of the Company's common stock, as determined by the Board (or applicable Board committee). At grant, the equity-based bonus award will have a target value of 100% of Mr. Gianoni’s then current base salary and a value ranging from 0% to 200% of the target value. The equity-based bonus award will be subject to the achievement of performance goals pre-established by the Board (or Board committee) in its discretion. To the extent the performance and other applicable conditions for the bonus award are satisfied, the bonus award will vest on the first anniversary of the grant date, with vesting generally contingent upon Mr. Gianoni’s continued employment or service on the Board as of the vesting date.
•In connection with the terms for annual bonus compensation described above, the First Amendment also modifies the "bonus" component of the severance pay and benefits to which Mr. Gianoni will be entitled in the event of his termination of employment by the Company without cause (including due to the Company’s non-renewal of the Agreement) or by Mr. Gianoni with good reason (including such a qualifying termination of employment in connection with a change in control). As amended, this severance component will be a lump sum cash payment equal to the average value of the equity-based bonus awards he received for the prior two calendar years, pro-rated based upon his period of employment during the year of termination and with the value of the relevant awards determined based on the grant date fair value of the number of restricted stock units or shares of restricted stock comprising each award at the time of grant multiplied by the percentage of the award that actually became vested (or, if applicable, by the percentage of the award that would have become vested had he remained employed through the scheduled vesting date). (Prior to the First Amendment, this severance component would have been a pro-rated lump sum cash payment based on the average cash bonus he received for the prior two calendar years.)
In addition, the First Amendment provides that any unvested equity-based bonus awards are excluded from any accelerated vesting of equity-based awards that applies under the Agreement in the case of such a qualifying termination of employment by the Company without cause or by Mr. Gianoni for good reason.
•Upon a termination of Mr. Gianoni’s employment by the Company without cause or by Mr. Gianoni with good reason that, in either case, is considered to be in connection with a change in control (as described in the Agreement), the First Amendment provides that, subject to his timely “COBRA” election, the Company will reimburse Mr. Gianoni on a taxable basis for his COBRA premiums to continue medical, dental and/or vision insurance benefits for himself and, if applicable, his spouse and dependents. The reimbursement arrangement will apply until the earliest of (a) 12 months following the termination date, (b) he becomes eligible for coverage from another employer or enrolls in or obtains coverage from another source, or (c) he otherwise is no longer eligible for COBRA. If the Company determines that the reimbursement arrangement would reasonably be expected to risk the Company or any of its affiliates incurring penalties under or violating applicable law or failing to satisfy nondiscrimination requirements of applicable law, the Company and Mr. Gianoni will cooperate in good faith to determine an alternative manner in which the Company will provide substantially equivalent payments to Mr. Gianoni. This COBRA reimbursement arrangement is a new change in control severance benefit for Mr. Gianoni that has been added by the First Amendment.
•If Mr. Gianoni’s employment terminates due to his death or disability, the First Amendment provides that he now will be entitled to accelerated vesting of all of his then-unvested time-based equity awards and accelerated vesting of performance-based equity awards (including any outstanding unvested equity-based bonus awards) based on the achievement of applicable performance goals as of the termination date (or if calculation of the achievement of the applicable performance goals is not possible, then based on an assumed achievement of the performance goals at target). With this change, he is no longer entitled to a cash "bonus" severance payment in connection with such a termination of employment due to death or disability.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are filed with this current report:

Exhibit No.	Description
10.1	First Amendment, dated March 10, 2025, to the Amended and Restated Employment and Noncompetition Agreement dated September 22, 2022 between Blackbaud, Inc. and Michael P. Gianoni.
101.INS	Inline XBRL Instance Document - the Instance Document does not appear in the interactive data file because its XBRL tags are embedded within the Inline XBRL Document.
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKBAUD, INC.

Date:	March 13, 2025	/s/ Anthony W. Boor
Anthony W. Boor
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)